Exhibit 99.1

The J. M. Smucker Company Announces Fiscal 2017 First Quarter Results

ORRVILLE, Ohio, Aug. 23, 2016 /PRNewswire/ -- The J. M. Smucker Company (NYSE: SJM) today announced results for the first quarter ended July 31, 2016, of its 2017 fiscal year. All comparisons are to the first quarter of the prior fiscal year, unless otherwise noted.

EXECUTIVE SUMMARY

  Net sales decreased 7 percent, reflecting the impact of the divested U.S. canned milk business and price declines.
  Net income per diluted share increased 28 percent to $1.46.
  Adjusted earnings per share was $1.86, an increase of 16 percent, reflecting incremental synergy realization, a lower tax rate, and fewer shares outstanding.
  Synergy realization was $32 million in the first quarter as the Company remains on track to achieve $100 million of incremental synergies in fiscal 2017.
  Cash provided by operating activities was $238.9 million in the first quarter, compared to $307.0 million in the prior year.
  The Company maintained its full-year fiscal 2017 earnings outlook, with adjusted earnings per share expected to range from $7.60 to $7.75.

CHIEF EXECUTIVE OFFICER REMARKS

"We are pleased with the start to our fiscal year as we delivered record first quarter earnings per share, which exceeded our expectations," said Mark Smucker, Chief Executive Officer. "Despite the impact of deflation on the top line, we remain on track to achieve our original expectations for full-year earnings per share. We are strengthening a great portfolio of brands by investing in new capabilities and on-trend platforms that are essential to long-term sales growth. At the same time, we are focused on sustainable cost reductions that are delivering significant bottom-line benefits. For these reasons, we remain confident in achieving our long-term objectives and delivering continued shareholder value."

NON-GAAP MEASURES AND SEGMENT RESULTS

Beginning May 1, 2016, the Company redefined certain non-GAAP measures and modified its segment profit calculation to exclude amortization expense related to intangible assets, including any related impairment charges. Prior year results have been modified to conform to the new presentation. Additional information is included in the Company's Form 8-K, dated July 25, 2016.

FIRST QUARTER CONSOLIDATED RESULTS

	Three Months Ended July 31,
			% Increase
	2016	2015	(Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$ 1,815.8	$ 1,952.0	(7%)

Operating income	$ 293.8	$ 267.1	10%
Adjusted operating income	364.0	356.1	2%

Net income per common share – assuming dilution	$ 1.46	$ 1.14	28%
Adjusted earnings per share	1.86	1.60	16%

Weighted-average shares outstanding – assuming dilution	116.5	119.6	(3%)

Results for the three months ended July 31, 2015, include the Company's former U.S. canned milk business, which was divested on December 31, 2015.

Net Sales

Net sales decreased $136.2 million, including $39.5 million attributed to the divested U.S. canned milk business. Excluding the noncomparable divested business and foreign currency exchange, net sales decreased $92.1 million, or 5 percent. This was driven by a 4 percentage point impact of lower net price realization, which was mostly attributed to coffee. Unfavorable volume/mix, driven by the U.S. Retail Pet Foods segment, also contributed to lower net sales.

Operating Income

Gross profit decreased $6.0 million, or 1 percent, reflecting lower net pricing and the loss of U.S. canned milk profits. These factors were mostly offset by a reduction in commodity costs, primarily attributed to green coffee, and incremental synergy realization. Selling, distribution, and administrative ("SD&A") expenses decreased $31.6 million, or 8 percent, primarily driven by synergy realization and reduced selling expense. Operating income increased $26.7 million, or 10 percent, primarily reflecting the lower SD&A expenses.

On a non-GAAP basis, adjusted gross profit decreased $22.8 million, or 3 percent, with the primary difference from GAAP results being the exclusion of a $17.7 million favorable change in unallocated derivative gains and losses. Adjusted operating income increased $7.9 million, or 2 percent.

Other

Net interest expense decreased $2.9 million, due to reduced debt levels. Income taxes decreased $3.0 million as the increase in income before tax was offset by a lower effective tax rate of 32.9 percent. This represented a decrease from 38.8 percent in the prior year, which reflected higher deferred state tax expense and the impact of state tax law changes.

Cash provided by operating activities was $238.9 million. This compared to $307.0 million in the prior year, which benefited from a non-recurring $49.6 million tax refund.

FULL-YEAR OUTLOOK

The Company updated its full-year fiscal 2017 guidance as summarized below:

	Current	Previous
Comparable net sales increase (decrease) vs prior year	0% to (1%)	1%
Adjusted earnings per share	$7.60 - $7.75	$7.60 - $7.75
Free cash flow	$1.0 billion	$1.0 billion
Capital expenditures	$240 million	$240 million
Effective tax rate	33.5%	34.0%

Net sales are expected to decrease in the range of 2 percent to 3 percent from fiscal 2016, reflecting the U.S. canned milk divestiture. Excluding the impact of the divestiture, net sales are expected to range from flat to down 1 percent. The change in sales guidance is based on a reduced net sales forecast for U.S. Retail Pet Foods. The corresponding decrease in profit is expected to be offset by input cost decreases for U.S. Retail Consumer Foods and a lower effective tax rate compared to the previous estimate. Adjusted earnings per share is unchanged and expected to range from $7.60 to $7.75, based on 116.6 million shares outstanding. Included in earnings guidance is $100 million of incremental synergies in fiscal 2017.

FIRST QUARTER SEGMENT RESULTS

Dollar amounts in the segment tables below are reported in millions.

U.S. Retail Coffee

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY17 Q1 Results	$513.3	$173.8	33.9%
Increase (decrease) vs prior year	(9%)	-	310bps

Segment net sales decreased $51.7 million, reflecting lower net price realization, which was primarily attributed to the impact of two 6 percent list price declines since the beginning of fiscal 2016. Favorable volume/mix for the Folgers® and Café Bustelo® brands was offset by declines for Dunkin' Donuts® K-Cup® pods, which were anticipated following the successful introduction of the product line at the beginning of fiscal 2016. Segment profit was comparable to the prior year primarily due to lower commodity costs and favorable Folgers® volume/mix being offset by lower net price realization and the reduced contribution from Dunkin' Donuts® K-Cup® pods.

U.S. Retail Consumer Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY17 Q1 Results	$537.0	$111.4	20.7%
Increase (decrease) vs prior year	(8%)	(7%)	20bps

Segment net sales decreased $45.2 million, primarily reflecting the impact of $34.2 million of noncomparable net sales in the prior year related to the divested U.S. canned milk business. Excluding the impact of the divestiture, net sales decreased 2 percent. The decline reflected lower net price realization, primarily attributable to the Crisco®, Pillsbury®, and Jif® brands. Volume/mix was comparable to the prior year as contributions from the R.W. Knudsen Family® and Sahale Snacks® brands were offset by a decrease for the Smucker's® brand. Segment profit decreased $8.0 million, primarily reflecting the loss of U.S. canned milk profits.

U.S. Retail Pet Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY17 Q1 Results	$519.5	$122.2	23.5%
Increase (decrease) vs prior year	(6%)	5%	230bps

Segment net sales decreased $30.4 million, primarily due to unfavorable volume/mix, which impacted net sales by 5 percentage points. This was driven by Kibbles 'n Bits® and Meow Mix® mainstream pet food, and the Natural Balance® brand, which benefited from initial shipments in the prior year related to distribution gains. A slight decline in net price realization also contributed to the decrease in net sales. Segment profit increased $5.4 million as synergy realization, lower commodity costs, and a decrease in marketing expense more than offset the impact of unfavorable volume/mix.

International and Foodservice

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY17 Q1 Results	$246.0	$39.5	16.1%
Increase (decrease) vs prior year	(3%)	9%	190bps

Segment net sales decreased $8.9 million, reflecting noncomparable sales of $5.3 million in the prior year related to the divested U.S. canned milk business and an unfavorable $4.6 million impact of foreign currency exchange. Favorable volume/mix, which contributed 2 percentage points of growth to net sales, was offset by a decrease in net price realization. Segment profit increased $3.4 million, resulting from favorable volume/mix and the net benefit of lower commodity costs and price, which more than offset the impact of the divested business and foreign currency exchange.

Conference Call

The Company will conduct an earnings conference call and webcast today, August 23, 2016, beginning at 8:30 a.m. Eastern time. To access the webcast, please visit jmsmucker.com/investor-relations.

The J. M. Smucker Company Forward-Looking Statements

This press release contains forward-looking statements, such as projected net sales, operating results, earnings, and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this press release, which could cause actual results to differ materially from those expressed, include: the ability to achieve synergies and cost savings related to the Big Heart Pet Brands acquisition in the amounts and within the time frames currently anticipated and to effectively manage the related integration costs; the ability to generate sufficient cash flow to meet the Company's deleveraging objectives; volatility of commodity, energy, and other input costs; risks associated with derivative and purchasing strategies employed to manage commodity pricing risks; the availability of reliable transportation on acceptable terms; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the businesses, including the introduction of new products; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the impact of food security concerns involving either the Company's or its competitors' products; the impact of accidents, extreme weather, and natural disasters; the concentration of certain of the Company's businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the ability to manage and maintain key relationships; the timing and amount of capital expenditures and share repurchases; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets; the impact of new or changes to existing governmental laws and regulations and their application; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency and interest rate fluctuations; and risks related to other factors described under "Risk Factors" in other reports and statements filed with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

About The J. M. Smucker Company

For nearly 120 years, The J. M. Smucker Company has been committed to offering consumers quality products that bring families together to share memorable meals and moments. Today, Smucker is a leading marketer and manufacturer of consumer food and beverage products and pet food and pet snacks in North America. In consumer foods and beverages, its brands include Smucker's®, Folgers®, Jif®, Dunkin' Donuts®, Crisco®, Pillsbury®, R.W. Knudsen Family®, Hungry Jack®, Café Bustelo®, Martha White®, truRoots®, Sahale Snacks®, Robin Hood®, and Bick's®. In pet food and pet snacks, its brands include Meow Mix®, Milk-Bone®, Kibbles 'n Bits®, Natural Balance®, and 9Lives®. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago. For more information about the Company, visit jmsmucker.com.

The J. M. Smucker Company is the owner of all trademarks referenced herein, except for the following, which are used under license: Pillsbury® is a trademark of The Pillsbury Company, LLC, and Dunkin' Donuts® is a registered trademark of DD IP Holder, LLC.

Dunkin' Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin' Donuts® coffee or other products for sale in Dunkin' Donuts® restaurants. K-Cup® is a trademark of Keurig Green Mountain, Inc., used with permission.

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Income

	Three Months Ended July 31,
			% Increase
	2016	2015	(Decrease)
	(Dollars in millions, except per share data)

Net sales	$ 1,815.8	$ 1,952.0	(7%)
Cost of products sold	1,093.1	1,223.3	(11%)
Gross Profit	722.7	728.7	(1%)
Gross margin	39.8%	37.3%

Selling, distribution, and administrative expenses	356.0	387.6	(8%)
Amortization	51.7	53.0	(2%)
Other special project costs	22.2	22.9	(3%)
Other operating income - net	(1.0)	(1.9)	(47%)
Operating Income	293.8	267.1	10%
Operating margin	16.2%	13.7%

Interest expense - net	(41.5)	(44.4)	(7%)
Other income - net	1.1	0.1	n/m
Income Before Income Taxes	253.4	222.8	14%
Income taxes	83.4	86.4	(3%)
Net Income	$ 170.0	$ 136.4	25%

Net income per common share	$ 1.46	$ 1.14	28%

Net income per common share –
assuming dilution	$ 1.46	$ 1.14	28%

Dividends declared per common share	$ 0.75	$ 0.67	12%

Weighted-average shares outstanding	116,334,440	119,621,753	(3%)
Weighted-average shares outstanding –
assuming dilution	116,475,496	119,634,958	(3%)

The J. M. Smucker Company Unaudited Condensed Consolidated Balance Sheets

	July 31, 2016	April 30, 2016
	(Dollars in millions)
Assets
Current Assets:
Cash and cash equivalents	$ 109.6	$ 109.8
Trade receivables, less allowance for doubtful accounts	523.0	450.1
Inventories	1,014.6	899.4
Other current assets	93.5	114.1
Total Current Assets	1,740.7	1,573.4

Property, Plant, and Equipment - Net	1,598.5	1,627.7

Other Noncurrent Assets:
Goodwill	6,084.6	6,091.1
Other intangible assets - net	6,440.5	6,494.4
Other noncurrent assets	197.5	197.5
Total Other Noncurrent Assets	12,722.6	12,783.0
Total Assets	$ 16,061.8	$ 15,984.1

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$ 452.0	$ 459.4
Short-term borrowings	306.0	284.0
Other current liabilities	530.4	469.6
Total Current Liabilities	1,288.4	1,213.0

Noncurrent Liabilities:
Long-term debt	5,045.7	5,146.0
Other noncurrent liabilities	2,631.8	2,616.6
Total Noncurrent Liabilities	7,677.5	7,762.6

Shareholders' Equity	7,095.9	7,008.5
Total Liabilities and Shareholders' Equity	$ 16,061.8	$ 15,984.1

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Cash Flow

	Three Months Ended July 31,
	2016	2015
	(Dollars in millions)

Operating Activities
Net income	$ 170.0	$ 136.4
Adjustments to reconcile net income to net cash
provided by operations:
Depreciation	54.0	55.7
Amortization	51.7	53.0
Share-based compensation expense	8.1	7.7
Loss on disposal of assets - net	0.5	1.3
Other noncash adjustments	0.2	(3.5)
Defined benefit pension contributions	(0.8)	(0.9)
Changes in assets and liabilities, net of effect
from businesses acquired:
Trade receivables	(74.3)	(80.8)
Inventories	(117.3)	8.4
Accounts payable and accrued items	52.9	(16.7)
Income and other taxes	45.1	127.9
Other - net	48.8	18.5
Net Cash Provided by Operating Activities	238.9	307.0

Investing Activities
Business acquired, net of cash acquired	-	7.9
Additions to property, plant, and equipment	(50.2)	(53.0)
Other - net	(12.3)	7.0
Net Cash Used for Investing Activities	(62.5)	(38.1)

Financing Activities
Short-term borrowings - net	22.0	76.6
Repayments of long-term debt	(100.0)	(250.0)
Quarterly dividends paid	(77.8)	(76.4)
Purchase of treasury shares	(18.1)	(6.9)
Other - net	0.7	0.5
Net Cash Used for Financing Activities	(173.2)	(256.2)
Effect of exchange rate changes on cash	(3.4)	(4.7)
Net (decrease) increase in cash and cash equivalents	(0.2)	8.0
Cash and cash equivalents at beginning of period	109.8	125.6
Cash and Cash Equivalents at End of Period	$ 109.6	$ 133.6

The J. M. Smucker Company Unaudited Supplemental Schedule

	Three Months Ended July 31,
		% of		% of
	2016	Net Sales	2015	Net Sales
	(Dollars in millions)

Net sales	$1,815.8		$1,952.0
Selling, distribution, and
administrative expenses:
Marketing	108.7	6.0%	114.8	5.9%
Selling	65.0	3.6%	84.6	4.3%
Distribution	60.2	3.3%	61.7	3.2%
General and administrative	122.1	6.7%	126.5	6.5%
Total selling, distribution, and
administrative expenses	$ 356.0	19.6%	$ 387.6	19.9%

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Reportable Segments

	Three Months Ended July 31,
	2016	2015
	(Dollars in millions)

Net sales:
U.S. Retail Coffee	$ 513.3	$ 565.0
U.S. Retail Consumer Foods	537.0	582.2
U.S. Retail Pet Foods	519.5	549.9
International and Foodservice	246.0	254.9
Total net sales	$ 1,815.8	$ 1,952.0

Segment profit:
U.S. Retail Coffee	$ 173.8	$ 173.8
U.S. Retail Consumer Foods	111.4	119.4
U.S. Retail Pet Foods	122.2	116.8
International and Foodservice	39.5	36.1
Total segment profit	$ 446.9	$ 446.1
Amortization	$ (51.7)	$ (53.0)
Interest expense - net	(41.5)	(44.4)
Unallocated derivative gains (losses)	7.7	(10.0)
Cost of products sold - special project costs	(4.0)	(3.1)
Other special project costs	(22.2)	(22.9)
Corporate administrative expenses	(82.9)	(90.0)
Other income - net	1.1	0.1
Income before income taxes	$ 253.4	$ 222.8

Segment profit margin:
U.S. Retail Coffee	33.9%	30.8%
U.S. Retail Consumer Foods	20.7%	20.5%
U.S. Retail Pet Foods	23.5%	21.2%
International and Foodservice	16.1%	14.2%

Non-GAAP Measures

The Company uses non-GAAP financial measures including: net sales excluding the noncomparable impact of the divestiture and foreign currency exchange; adjusted gross profit, operating income, income, and earnings per share; earnings before interest, taxes, depreciation, and amortization ("EBITDA"); and free cash flow, as key measures for purposes of evaluating performance internally. The Company believes that these measures provide useful information to investors because they are the measures used to evaluate performance on a comparable year-over-year basis. Non-GAAP profit measures exclude certain items affecting comparability which include merger and integration and restructuring costs ("special project costs") and unallocated gains and losses on commodity and foreign currency exchange derivatives ("unallocated derivative gains and losses"). The special project costs relate to specific merger and integration and restructuring projects and unallocated derivative gains and losses reflect the changes in fair value of the Company's commodity and foreign currency exchange contracts. Beginning May 1, 2016, the Company redefined the non-GAAP measures to also exclude amortization expense related to intangible assets, including any related impairment charges ("amortization"), and has modified prior year results to conform to the new definition. The Company believes that excluding amortization in its non-GAAP measures is more reflective of the Company's operating performance and the way in which the Company manages its business, as amortization is a non-cash expense and can be significantly affected by the timing and size of acquisitions. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). Rather, the presentation of these non-GAAP financial measures supplements other metrics used by management to internally evaluate its businesses, and facilitates the comparison of past and present operations and liquidity. These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments. A reconciliation of certain non-GAAP financial measures to the comparable GAAP financial measure for the current and prior year periods is included in the "Unaudited Non-GAAP Financial Measures" tables. The Company has also provided a reconciliation of non-GAAP financial measures for its fiscal 2017 outlook. As the amount of unallocated derivative gains and losses varies depending on market conditions and levels of derivative transactions with respect to a particular fiscal year, it is not determinable on a forward-looking basis and no guidance has been provided.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended July 31,
			Increase
	2016	2015	(Decrease)%
	(Dollars in millions)

Net sales reconciliation:
Net sales	$ 1,815.8	$ 1,952.0	$ (136.2)	(7%)
Milk divestiture	-	(39.5)	39.5	2%
Net sales excluding divestiture	$ 1,815.8	$ 1,912.5	$ (96.7)	(5%)
Foreign currency exchange	4.6	-	4.6	-
Net sales excluding divestiture and
foreign currency exchange	$ 1,820.4	$ 1,912.5	$ (92.1)	(5%)

Amounts may not add due to rounding.

Net sales excluding divestiture has been adjusted for the noncomparable impact of the U.S. canned milk business divested on December 31, 2015.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended July 31,
	2016	2015
	(Dollars in millions, except per share data)

Gross profit reconciliation:
Gross profit	$ 722.7	$ 728.7
Unallocated derivative (gains) losses	(7.7)	10.0
Cost of products sold - special project costs	4.0	3.1
Adjusted gross profit	$ 719.0	$ 741.8
% of net sales	39.6%	38.0%

Operating income reconciliation:
Operating income	$ 293.8	$ 267.1
Amortization	51.7	53.0
Unallocated derivative (gains) losses	(7.7)	10.0
Cost of products sold - special project costs	4.0	3.1
Other special project costs	22.2	22.9
Adjusted operating income	$ 364.0	$ 356.1
% of net sales	20.0%	18.2%

Net income reconciliation:
Net income	$ 170.0	$ 136.4
Income taxes	83.4	86.4
Amortization	51.7	53.0
Unallocated derivative (gains) losses	(7.7)	10.0
Cost of products sold - special project costs	4.0	3.1
Other special project costs	22.2	22.9
Adjusted income before income taxes	$ 323.6	$ 311.8
Income taxes, as adjusted	106.4	120.9
Adjusted income	$ 217.2	$ 190.9

Weighted-average common shares outstanding	115,805,073	119,089,757
Weighted-average participating shares outstanding	529,367	531,996
Total weighted-average shares outstanding	116,334,440	119,621,753
Dilutive effect of stock options	141,056	13,205
Total weighted-average shares outstanding - assuming dilution	116,475,496	119,634,958

Adjusted earnings per share	$ 1.86	$ 1.60

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended July 31,
	2016	2015
	(Dollars in millions)

EBITDA reconciliation:
Net income	$ 170.0	$ 136.4
Income taxes	83.4	86.4
Interest expense - net	41.5	44.4
Depreciation	54.0	55.7
Amortization	51.7	53.0
Earnings before interest, taxes, depreciation, and amortization	$ 400.6	$ 375.9
% of net sales	22.1%	19.3%

Free cash flow reconciliation:
Net cash provided by operating activities	$ 238.9	$ 307.0
Additions to property, plant, and equipment	(50.2)	(53.0)
Free cash flow	$ 188.7	$ 254.0

The following tables provide a reconciliation of the Company's fiscal 2017 guidance for estimated adjusted earnings per share and free cash flow.

	Year Ending April 30, 2017
	Low	High

Net income per common share - assuming dilution reconciliation:
Net income per common share - assuming dilution	$ 5.85	$ 6.00
Special project costs	0.57	0.57
Amortization	1.18	1.18
Adjusted earnings per share	$ 7.60	$ 7.75

	Year Ending April 30, 2017
	(Dollars in millions)
Free cash flow reconciliation:
Net cash provided by operating activities	$ 1,240
Additions to property, plant, and equipment	(240)
Free cash flow	$ 1,000

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CONTACT: The J. M. Smucker Company: (330) 682-3000, Investors: Aaron Broholm, Vice President, Investor Relations, Media: Maribeth Burns, Vice President, Corporate Communications